Exhibit 99.1
NOT FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Keith Terreri or Sheryl Seyer investorrelations@valortelecom.com (972) 373-1296 office (972) 373-1150 facsimile	Cynthia T. Cruz ccruz@valortelecom.com (972) 373-1134 office (469) 420-2540 facsimile
VALOR Communications Group, Inc.
Reports Fourth Quarter and Fiscal Year 2005 Results
Exceeds 2005 Pro Forma Cash Available to Pay Dividends Guidance
IRVING, Texas, Feb. 28, 2006 — VALOR Communications Group, Inc. (NYSE:VCG) today reported fourth quarter and fiscal year 2005 consolidated financial and operating results and will host a conference call today at 8:30 a.m. (EST) to discuss these results and its business.
•	Pro forma CAPD of $36.3 million for the fourth quarter and $134.2 million for 2005.
•	Adjusted EBITDA of $274 million and an Adjusted EBITDA margin of 54% for 2005.
•	Average monthly revenue per access line (ARPU) of $79.63 in 2005, an increase of $2.56 over the prior year.
•	Total access lines of 518,456 at December 31, 2005, a decrease of 4% over the prior year.
•	52,759 DSL subscribers and 232,031 long distance customers at December 31, 2005, increases of 131% and 7%, respectively, over the prior year.
“I am pleased to report pro forma cash available to pay dividends of $134 million, which exceeded our 2005 pro forma guidance of $128-133 million,” commented Jack Mueller, VALOR Communications Group, Inc. president and chief executive officer. “Capital expenditures of $57 million came in favorable to our guidance of approximately $59 million, and our pro forma payout ratio was 74.5% for 2005. We more than doubled our DSL subscribers during 2005, exceeding our objectives for both DSL growth and availability. Our DSL and long distance penetration rates were approximately 10% and 45%, respectively, at year-end.”
Net income was $16.4 million in the fourth quarter of 2005, resulting in quarterly EPS (earnings per share) of $0.24 per share. Excluding $3.3 million of merger-related expenses and the related tax effect incurred in the fourth quarter of 2005, net income was $18.8 million. For full year 2005, net income was $35.3 million, resulting in annual EPS of $0.42 per share. Excluding merger-related expenses of $3.3 million, and the related tax effect, net income was $37.7 million for the full year.

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For full year 2005, VALOR reported revenue of $506 million, essentially flat compared to 2004, despite access line losses of 4%. Adjusted EBITDA of $274 million was also flat in 2005 compared to the prior year due to improved operating efficiencies, lower headcount and higher ARPU.
For 2005, revenue from data services, long distance and other increased 31.6%, 7.2% and 14.0%, respectively, due to increases in average subscribers and sales of equipment and services provided to wholesale carriers. Revenue from local service, access and Universal Service Fund decreased 4.3%, 4.9% and 3.8%, respectively, for 2005 due primarily to lower access line count. For the fourth quarter of 2005, revenues of $126 million were down 1.6% compared to $128 million in the prior year.
Total connections increased 1.4% in 2005 over the prior year. The majority of VALOR’s markets, or approximately 88% of its total access lines, do not have active cable-telephony competition. In these markets, VALOR’s access line loss was approximately 1.5% for the full year.
Merger with Alltel Wireline
“We continue to work with the wireline management team of Alltel to develop and implement integration plans to ensure an efficient transition. We anticipate a smooth transition of back office systems due to our selection of Alltel’s billing platform several years ago,” commented Jack Mueller. “In addition, we have received early termination of the waiting period related to the Hart-Scott-Rodino Antitrust Improvements Act and have received transfer of control approval from the Federal Communications Commission. We have filed in all states where filing is required and continue to anticipate a mid-year closing of the transaction.”
Other
VALOR recorded additional fourth quarter expenses of approximately $300,000 related to Hurricane Rita cleanup. In addition, VALOR recorded approximately $1.1 million in impairment charges for goodwill related to a small wireless broadband service provider purchased to expand our data product line. The company also recorded $2.3 million of non-cash stock based compensation expense.
Cash and cash equivalents at December 31, 2005 were $64.2 million. VALOR’s net operating loss (NOL) position increased $13 million during 2005 to approximately $320 million.
VALOR’s reportable distributions during calendar year 2005 have been classified as 100% Non-dividend Distribution (return of capital). The Company recommends shareholders consult their tax advisors to determine what impact, if any, the above information may have on their tax situations.
Conference Call Information
As previously announced, the company will host a conference call and simultaneous Webcast to discuss fourth quarter and fiscal year 2005 results at 8:30 a.m. (EST) on Feb. 28, 2006. During the conference call, VALOR may discuss and answer one or more questions concerning its business and financial matters as well as trends that affect the company. VALOR’s responses to these questions, as well as other matters discussed during the conference call, may contain information that has not been previously disclosed.
Simultaneously with the conference call, an audio webcast of the call will be available via a link on our website, www.valortelecom.com, “Investor Relations,” or at www.earnings.com. To

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access the call, dial 1-800-257-3401, or outside the United States, dial 1-303-262-2051. A pass code is not required. A replay of the call will be available beginning at approximately 10:30 a.m. (EST), Feb. 28, 2006, through Mar. 7, 2006, at the above websites or by calling 1-800-405-2236 or, outside the United States, 1-303-590-3000. The pass code for the replay is 11052022#.
Non-GAAP Measures
VALOR uses certain non-GAAP financial measures in evaluating its performance and liquidity. These include adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin and “Cash Available to Pay Dividends.” These non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs.
VALOR presents Adjusted EBITDA because covenants in its credit facility contain ratios based on this measure. A reconciliation of the differences between these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with GAAP are included in the schedules that follow.
Adjusted EBITDA is defined in the credit facility as: (1) consolidated adjusted net income, as defined therein; plus (2) the following items, to the extent deducted from consolidated adjusted net income: (a) interest expense; (b) provision for income taxes; (c) depreciation and amortization; (d) certain expenses related to VALOR’s initial public offering of common stock, its recent debt recapitalization and the other transactions described in “Use of Proceeds” in its registration statement for its initial public offering of common stock completed February 9, 2005; (e) other nonrecurring or unusual costs or losses incurred after the closing date of its new credit facility, to the extent not exceeding $10.0 million; (f) unrealized losses on financial derivatives recognized in accordance with SFAS No. 133; (g) losses on sales of assets other than in the ordinary course of business; and (h) all other non-cash charges that represent an accrual for which no cash is expected to be paid in a future period; minus (3) the following items, to the extent any of them increases consolidated adjusted net income; (v) income tax credits; (w) interest and dividend income (other than in respect of Rural Telephone Finance Cooperative patronage distribution); (x) gains on asset disposals not in the ordinary course of business; (y) unrealized gains on financial derivatives recognized in accordance with SFAS No. 133; and (z) all other non-cash income.
Adjusted EBITDA margin is equal to adjusted EBITDA divided by total revenue. Adjusted EBITDA margin measures the proportion of Adjusted EBITDA remaining after deducting operating expenses.
Cash Available to Pay Dividends is defined herein as Adjusted EBITDA less the sum of (i) any item excluded from the calculation of Adjusted EBITDA that has been or will be settled in cash, (ii) cash interest expense, (iii) capital expenditures, (iv) required cash pension contributions in excess of expense, and (v) cash income taxes.
VALOR considers Adjusted EBITDA, Adjusted EBITDA margin and Cash Available to Pay Dividends (CAPD) as important indicators to investors in the company’s common stock because CAPD provides information related to the company’s ability to provide cash flows to service debt, fund capital expenditures and pay dividends. If VALOR’s Adjusted EBITDA were to decline below certain levels, covenants in its credit facility that are based on Adjusted EBITDA, including its interest coverage ratio and total leverage ratio covenants, may be violated and could cause, among other things, a default or mandatory prepayment under its credit facility, or result in its inability to pay dividends. Adjusted EBITDA, Adjusted EBITDA margin and CAPD are not measures in accordance with GAAP, and should not be considered a substitute for operating income, net income or any other measure of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA, Adjusted EBITDA margin and CAPD should not be used as a substitute for VALOR’s various cash flow measures (e.g., operating, investing and financing cash flows). The non-GAAP financial measures used by VALOR may not be comparable to similarly titled measures of other companies.
While VALOR utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes these measures are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and interest payments are not deducted from such measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in documents filed periodically with the U.S. Securities and Exchange Commission.
About VALOR Communications Group
VALOR Communications Group (NYSE:VCG) is one of the largest providers of telecommunications services in rural communities in the southwestern United States. The company, through its subsidiary VALOR Telecom, offers to residential, business and government customers a wide range of telecommunications services, including: local exchange telephone services, which covers basic dial-tone service as well as enhanced services, such as caller identification,

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voicemail and call waiting; long distance services; and data services, such as providing digital subscriber lines. VALOR Communications Group is headquartered in Irving, Texas. For more information, visit www.valortelecom.com. Information contained on our website does not comprise a part of this press release.
VALOR Communications Group (“VALOR”) is a holding company and has no direct operations. VALOR was formed for the sole purpose of reorganizing the company’s corporate structure and consummation of our initial public offering in February 2005. VALOR’s principal assets are the direct and indirect equity interests in its subsidiaries. As a result, the historical consolidated financial results prior to the offering in February 2005 only reflect the operations of VALOR Telecommunications, LLC.
Safe Harbor Statement
Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “projects, “ “outlook” and other similar expressions, which are predictions of or indicate future events and trends, typically identify forward-looking statements. Statements in this press release regarding VALOR Communications Group’s business that are not historical facts, including our intention to pay quarterly dividends, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results or the timing of events to differ materially from those described in the forward-looking statements. We cannot assure you that the expectations discussed in these forward-looking statements will be attained. Some of the factors that could cause actual results or the timing of certain events to differ from those described in these forward-looking statements include, without limitation: our leverage and debt service obligations; the terms of our credit facility and our rights and obligations thereunder; any adverse changes in government regulation; the risk that we may not be able to retain existing customers or obtain new customers; the risk of increased competition in the markets we serve; our financial position, results of operations and availability of capital; risks associated with the impending merger with Alltel Wireline, including but not limited to, the risk that the anticipated benefits from the merger may not be realized, integration-related risks and challenges that could negatively impact operations and financial results, the risk that regulatory agencies could delay or impose conditions on approval of the merger, which may diminish the anticipated benefits of the merger and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, the risks described in our proxy statement/prospectus-information statement dated February 28, 2006, relating to our merger with Alltel Wireline and in our Annual Report on Form 10-K filed on February 28, 2006 with the Securities and Exchange Commission. We disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, the occurrence of future events or otherwise, except as required by law.
Supplemental Schedules

Consolidated Statements of Operations	A
Condensed Consolidated Balance Sheets	B
Condensed Consolidated Statements of Cash Flows	C
Non-GAAP Measures — Adjusted EBITDA Calculation	D
Non-GAAP Measures — Cash Available to Pay Dividends Reconciliation	E
Historical Operating Statistics	F

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Schedule A
VALOR Communications Group, Inc.
Consolidated Statements of Operations
(Dollars, except per share amounts, in thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005		2004
Operating revenues
Local service	$37,171	$42,099	$151,549		$158,404
Data services	9,155	6,647	33,209		25,239
Long distance services	10,021	10,177	41,109		38,350
Access services	29,450	30,537	120,682		126,838
Universal Service Fund	28,678	29,286	115,540		120,045
Other services	11,465	9,285	43,805		38,434

Total operating revenues	125,940	128,031	505,894		507,310

Operating expenses
Cost of service (exclusive of depreciation and amortization shown separately below)	26,418	26,230	107,581		104,934
Selling, general and administrative (exclusive of non-cash stock compensation shown separately below)	30,209	37,361	126,946		137,459
Non-cash stock based compensation	2,287	1,345	12,699		1,345
Asset impairment	1,082	—	1,696		—
Depreciation and amortization	22,744	22,458	89,928		86,451

Total operating expenses	82,740	87,394	338,850		330,189

Operating income	43,200	40,637	167,044		177,121
Operating margin	34.3%	31.7%	33.0%		34.9%

Other income (expense)
Interest expense	(18,428)	(26,903)	(83,154)		(110,287)
Loss on interest rate hedging arrangements	(21)	(4)	(399)		(126)
Earnings from unconsolidated cellular partnerships	214	106	421		1,113
Impairment on investment in cellular partnerships	—	—	(2,339)		(6,678)
Loss on debt extinguishment	—	(62,975)	(29,262)		(62,975)
Other income and (expense), net	(2,799)	(56)	(1,898)		(25,116)

Total other income (expense)	(21,034)	(89,832)	(116,631)		(204,069)

Income (loss) before income taxes, minority interest and cumulative effect of change in accounting principle	22,166	(49,195)	50,413		(26,948)

Income tax expense	5,477	6,760	14,329		665

Income (loss) before minority interest and cumulative effect of change in accounting principle	16,689	(55,955)	36,084		(27,613)

Minority interest	—	(3,029)	468		142

Income (loss) before cumulative effect of change in accounting principle	16,689	(52,926)	35,616		(27,755)

Cumulative effect of change in accounting principle, net of tax of $156	269	—	269		—

Net income (loss)	$16,420	$(52,926)	$35,347		$(27,755)

Earnings per share-basic:
Earnings per share before cumulative effect of accounting change	$0.24	n/m	$0.42	*	n/m
Loss per share from cumulative effect of accounting change	—	n/m	$—	*	n/m
Earnings per share	$0.24	n/m	$0.42	*	n/m

Earnings per share-diluted:
Earnings per share before cumulative effect of accounting change	$0.24	n/m	$0.42	*	n/m
Loss per share from cumulative effect of accounting change	—	n/m	$(0.01)	*	n/m
Earnings per share	$0.24	n/m	$0.41	*	n/m

Weighted average common shares outstanding:
Basic	69,372,369	n/m	69,368,333	*	n/m
Diluted	69,620,880	n/m	69,666,018	*	n/m

*	Represents earnings per share and weighted average shares outstanding for the period from the initial public offering date of February 9, 2005 through December 31, 2005.

n/m = not meaningful

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Schedule B
VALOR Communications Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Cash & cash equivalents	$64,178	$17,034
Accounts receivable, net	59,973	62,757
Prepayments and other current assets	11,724	10,221

TOTAL CURRENT ASSETS	135,875	90,012

NET PROPERTY, PLANT AND EQUIPMENT	717,529	749,984

INVESTMENTS AND OTHER ASSETS	1,109,377	1,131,171

TOTAL ASSETS	$1,962,781	$1,971,167

LIABILITIES AND EQUITY
Total current liabilities	$100,259	$74,916
Long-term debt, net of current maturities	1,180,555	1,599,177
Other long-term liabilities	110,199	290,603

TOTAL LIABILITIES	1,391,013	1,964,696

TOTAL STOCKHOLDERS’ EQUITY	571,768	6,471

TOTAL LIABILITIES AND EQUITY	$1,962,781	$1,971,167

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Schedule C
VALOR Communications Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
Cash flow from operating activities:
Net income (loss)	$16,420	$(52,926)	$35,347	$(27,755)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,744	22,458	89,928	86,451
Loss on debt extinguishment	—	62,975	29,262	62,975
Expense incurred related to cash payment to minority shareholders in connection with reorganization	—	—	—	17,988
Non-cash stock compensation expense	2,287	1,345	12,699	1,345
Asset impairment	1,082	—	1,696	—
Impairment on investment in cellular partnerships	—	—	2,339	6,678
Cumulative effect of change in accounting principle, net of tax	269	—	269
Changes in working capital	2,686	(17,173)	2,919	(6,069)
Other, net	9,584	1,743	16,632	2,103

Net cash provided by operating activities	55,072	18,422	191,091	143,716

Cash flow from investing activities:
Payments for property, plant and equipment	(12,341)	(14,005)	(57,385)	(65,525)
Redemption of RTFC capital certificate	—	31,111	24,445	31,111
Other, net	(22)	32	203	(444)

Net cash provided by (used in) investing activities	(12,363)	17,138	(32,737)	(34,858)

Cash flow from financing activities:
Proceeds from issuance of long-term debt	—	1,300,000	400,000	1,359,000
Payments of long-term debt, net of proceeds from issuance of debt	(64)	(1,104,902)	(820,364)	(1,223,249)
Proceeds from issuance of common stock, net of offering costs	(65)	—	411,257	—
Prepayment fees paid in connection with IPO	—	—	(19,393)	—
Payments of debt issuance costs	(149)	(31,206)	(17,530)	(31,330)
Cash dividends paid	(24,974)	—	(62,433)	—
Cash payment to minority interest holders in connection with reorganization	—	—	—	(18,646)
Prepayment fees paid in connection with the repayment of debt	—	(11,376)	—	(11,376)
Redemption of redeemable preferred interests	—	(134,102)	—	(134,102)
Redemption of Class C interests	—	(16,458)	—	(16,458)
Redemption of redeemable preferred interests in subsidiary	—	(8,791)	—	(8,791)
Other, net	—	(12,336)	(2,747)	(8,273)

Net cash used in financing activities	(25,252)	(19,171)	(111,210)	(93,225)

Net increase in cash and cash equivalents from continuing operations	17,457	16,389	47,144	15,633

Net operating cash provided by (used in) discontinued operations	—	4	—	(13)

Net increase in cash and cash equivalents	17,457	16,393	47,144	15,620

Cash and cash equivalents at beginning of period	46,721	641	17,034	1,414

Cash and cash equivalents at end of period	$64,178	$17,034	$64,178	$17,034

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Schedule D
VALOR Communications Group, Inc.
Non-GAAP Measures — Adjusted EBITDA Calculation
(Dollars in thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income (loss)	$16,420	$(52,926)	$35,347	$(27,755)
Adjustments:
Income tax expense	5,477	6,760	14,329	665
Interest expense	18,428	26,903	83,154	110,287
Depreciation and amortization	22,744	22,458	89,928	86,451
Minority interest	—	(3,029)	468	142
Cumulative effect of change in accounting principle, net of tax	269	—	269	—
Loss on interest rate hedging arrangements	21	4	399	126
Earnings from unconsolidated cellular partnerships	(214)	(106)	(421)	(1,113)
Asset impairment	1,082	—	1,696	—
Impairment on investment in cellular partnerships	—	—	2,339	6,678
Other income and (expense), net	2,799	56	1,898	25,116
Loss on debt extinguishment	—	62,975	29,262	62,975
Management fees paid to equity sponsors	—	250	—	1,000
Non-cash stock based compensation	2,287	1,345	12,699	1,345
Excluded items (a)	282	3,862	3,040	9,141

Total adjustments	53,175	121,478	239,060	302,813

Adjusted EBITDA	$69,595	$68,552	$274,407	$275,058

(a) Excluded items, as defined in the credit agreement:
Termination benefits associated with workforce reduction	$—	$346	$—	$625
2003 expanded local calling surcharge recorded in 2004	—	(1,602)	—	(1,602)
Bonuses related to debt recapitalization	—	5,118	—	5,118
CEO transition payment	—	—	—	5,000
IPO cash bonuses	282	—	2,540	—
Expenses related to credit facility amendment	—	—	500	—

Total excluded items, as defined in the credit agreement	$282	$3,862	$3,040	$9,141

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Schedule E
VALOR Communications Group, Inc.
Non-GAAP Measures — Cash Available to Pay Dividends Reconciliation
(Dollars in thousands)
(Unaudited)

	Three months ended	Three months ended	Three months ended	Three months ended	Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2005	2005	2005	2005	2005
Net cash provided by operating activities	$40,489	$58,188	$37,342	$55,072	$191,091
Adjustments:
Interest expense	26,048	18,864	19,814	18,428	83,154
Amortization of debt issuance costs	(910)	(942)	(921)	(917)	(3,690)
Provision for doubtful accounts receivable	(1,093)	(1,358)	(1,795)	(1,827)	(6,073)
Changes in working capital	3,824	(4,358)	301	(2,686)	(2,919)
Other, net	(2,020)	(588)	12,070	(1,711)	7,751
Income tax expense (benefit)	(5,437)	7,809	6,480	5,477	14,329
Deferred income taxes	5,437	(7,771)	(6,518)	(5,322)	(14,174)
Other income and (expense), net	(83)	(518)	(300)	2,799	1,898
Excluded items (a)	2,193	283	282	282	3,040

Total adjustments	27,959	11,421	29,413	14,523	83,316

Adjusted EBITDA (b)	68,448	69,609	66,755	69,595	274,407

Items excluded from Adjusted EBITDA settled in cash:
Cash income (expenses) excluded from Adjusted EBITDA (c)	(2,110)	235	18	(3,081)	(4,938)
Cash interest expense	(26,451)	(18,201)	(19,041)	(19,588)	(83,281)
Cash pension contributions in excess of estimated expense (d)	—	(1,600)	(1,566)	(1,600)	(4,766)
Capital expenditures	(17,379)	(12,510)	(15,155)	(12,341)	(57,385)

Cash available to pay dividends (b)	$22,508	$37,533	$31,011	$32,985	$124,037

Pro forma adjustments:
Transaction fees expensed (e)	500	—	—	—	500
Merger costs (f)	—	—	—	3,306	3,306
Cash interest (g)	6,500	—	—	—	6,500
Cash taxes (h)	(100)	—	—	—	(100)

Pro forma — cash available to pay dividends	$29,408	$37,533	$31,011	$36,291	$134,243

(a) Excluded items, as defined in the credit agreement:
IPO cash bonuses	$1,693	$283	$282	$282	$2,540
Expenses related to credit facility amendment	500	—	—	—	500

Total excluded items, as defined in the credit agreement	$2,193	$283	$282	$282	$3,040

(b)	Adjusted EBITDA and Cash Available to Pay Dividends are non-GAAP financial measures and by definition are not measures of financial performance under generally accepted accounting principles (GAAP). They should not be considered an alternative to operating income (loss) or net income (loss) reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs.

(c)	Represents cash income (expenses) reflected above under Other income and expense, net, and Excluded items that were excluded from the calculation of Adjusted EBITDA. These items were received or (paid) by us in cash and would have impacted the amount of cash that would have been available to pay dividends.

(d)	Reflects our previously disclosed accelerated funding requirements to our pension plan in 2005. This accelerated funding requirement consists of our $1.6 million contributions in each of April and July of 2005. CAPD excludes the optional pension payments of $6.0 million funded in September of 2005. This optional payment is treated similarly as the optional debt repayments in the CAPD calculation.

(e)	Legal expenses charged to expense in connection with the modification of our credit facility that we completed in conjunction with our IPO and reorganization.

(f)	Costs charged to expenses in connection with the pending Alltel merger.

(g)	Cash interest expense in the quarter ended March 31, 2005 is approximately $6.5 million higher than it would have been had the IPO and the related debt reduction occurred at the beginning of the quarter.

(h)	Reflects estimated cash taxes we expect to pay on our taxable income.

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Schedule F
Historical Operating Statistics

	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04
Access lines:
Primary	468,225	474,723	480,717	488,165	493,314
Secondary	50,231	49,979	49,537	48,837	47,023

Total access lines (A)	518,456	524,702	530,254	537,002	540,337

Long distance subscribers	232,031	229,530	227,347	222,874	216,437
Penetration rate of total access lines	45%	44%	43%	42%	40%
DSL subscribers (B)	52,759	47,309	40,144	31,208	22,884
Penetration rate of total access lines	10%	9%	8%	6%	4%
Penetration rate of total addressable lines (1)	14%	13%	11%	9%	8%
Total connections (A+B)	571,215	572,011	570,398	568,210	563,221
Average monthly revenue per access line (ARPU) (2) (3)	$80.49	$80.86	$78.75	$77.92	$78.43

(1)	Addressable lines are lines that have DSL service available.

(2)	ARPU is computed by dividing the total revenue for the quarter by the average of the access lines at the beginning and end of the quarter.

(3)	ARPU for quarter ending 12/31/04 includes out-of-period revenue recorded in the fourth quarter 2004 from the favorable resolution of a regulatory proceeding Valor had pending before the Texas Public Utility Commission related to expanded local calling. Excluding ELC recovery revenue, ARPU is $76.31

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